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                                                                     EXHIBIT 3.3



                            CERTIFICATE OF FORMATION
                                       OF
                      DEALER AUTO RECEIVABLES COMPANY, LLC

          This Certificate of Formation of DEALER AUTO RECEIVABLES COMPANY, LLC (the "LLC"), dated May 30, 2001, is being duly executed and filed by Jai S. Khanna, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL. C. Section 18-101, ET SEQ.).

          FIRST.    The name of the limited liability company formed hereby is
"DEALER AUTO RECEIVABLES COMPANY, LLC".

          SECOND.   The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          THIRD.    The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                                /s/ Jai S. Khanna
                                                -----------------
                                                Jai S. Khanna
                                                Authorized Person